Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS

Expands in Texas with Acquisition of Personal Care Operations of Del Cielo Home Care Services

Frisco, Texas (November 3, 2025) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the third quarter and nine months ended September 30, 2025.

Third Quarter 2025 Highlights:

●	Net Service Revenues Grow 25.0% to $362.3 Million
●	Net Income of $22.8 Million, or $1.24 per Diluted Share
●	Adjusted Net Income per Diluted Share Increases 20.0% year-over-year to $1.56
●	Adjusted EBITDA Increases 31.6% year-over-year to $45.1 Million
●	Cash Flow from Operations of $51.3 Million
●	Completed Del Cielo acquisition on October 1, 2025

Overview

Net service revenues were $362.3 million for the third quarter of 2025, a 25.0% increase compared with $289.8 million for the third quarter of 2024. Net income was $22.8 million for the third quarter of 2025 compared with $20.2 million for the third quarter of 2024, while net income per diluted share was $1.24 compared with $1.10 for the same period a year ago. Adjusted EBITDA increased 31.6% to $45.1 million for the third quarter of 2025 from $34.3 million for the third quarter of 2024. Adjusted net income was $28.7 million for the third quarter of 2025 compared with $23.8 million for the prior-year period, while adjusted net income per diluted share was $1.56 compared with $1.30 for the third quarter of 2024. Adjusted net income per diluted share for the third quarter of 2025 excludes acquisition expenses of $0.08, stock-based compensation expense of $0.18 and restructuring and other non-recurring costs of $0.06. (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For the first nine months of 2025, net service revenues increased 22.4% to $1.0 billion from $857.5 million for the prior-year period. Net income was $66.1 million for the first nine months of 2025 compared with $54.1 million for the same period in 2024, and net income per diluted share was $3.60 compared with $3.17 per diluted share. Adjusted EBITDA increased 27.1% to $129.6 million for the first nine months of 2025 from $102.0 million for the first nine months of 2024. Adjusted net income was $82.1 million for the first nine months of 2025 compared with $65.9 million for the first nine months of 2024, while adjusted net income per diluted share was $4.48 compared with $3.86 for the prior-year period.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Our third quarter results reflect the continued strong momentum that we have experienced in our business throughout 2025, with net service revenues up 25.0% and adjusted EBITDA up 31.6% over the third quarter of 2024. During the quarter, we saw continued stable hiring trends, which supported our business, especially in our personal care segment. We continue to see favorable demand trends as consumers and payers continue to recognize the value and cost benefits of home-based healthcare services. Addus is well positioned to meet this growing demand with our expanding market coverage, along with our ability to provide the full continuum of care in certain markets. We are proud of our expanding team of capable and dedicated caregivers who provide outstanding care to a growing number of patients and families across the markets we serve.

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ADUS Announces Third Quarter 2025 Financial Results

November 3, 2025

“Our personal care business was the key driver of our growth and accounted for 76.1% of our revenues for the third quarter. These results include the addition of recent acquisitions, including the Gentiva personal care operations on December 2, 2024, and Helping Hands Home Care Service, Inc. on August 1, 2025. The 6.6% organic revenue growth in our personal care business was supported by strong volumes as well as higher rates in certain key markets compared with the same period last year. We are very pleased with the favorable funding support from many of the states where we operate, including a recent 9.9% rate increase in Texas that was effective September 1, 2025. Following the acquisition of the Gentiva operations, Texas is our second largest personal care market, so this increase will have a significant positive impact on our business going forward.

“Our hospice care business, which accounted for 19.0% of our revenue in the third quarter, has continued to improve throughout 2025, with solid 19.0% organic revenue growth driven by year-over-year increases in admissions, average daily census, patient days and revenue per patient day. We are realizing the benefits of operational changes and new sales leadership, and we look forward to opportunities for continued growth in our hospice care service line. While home health represents our smallest business segment, accounting for 4.9% of third quarter revenue, it is an integral part of our strategy to offer three levels of home-based care and meet the evolving needs of the patients we serve.” said Allison.

Acquisitions Support Continued Growth

The Company also announced that it acquired the personal care operations of Del Cielo Home Care Services (“Del Cielo”) on October 1, 2025, for a purchase price of $7.4 million. Located in Alice, Texas, Del Cielo serves approximately 700 clients in the Coastal Bend region of the state, including Corpus Christi and Victoria, and has annualized revenues of approximately $12.5 million.

Allison added, “We are delighted to welcome the employees of Del Cielo to the Addus family. This acquisition will further expand our personal care coverage in Texas, adding to the markets we are already serving with the Gentiva acquisition and supporting our strategy to create greater density in the states where we operate. With a focus on personalized care and a commitment to improving patient lives, Del Cielo shares our mission to be a trusted provider in the communities we serve. Importantly, we expect this transaction will be accretive to our financial results, and we look forward to a successful integration of Del Cielo’s personal care business into our Texas operations.”

Cash and Liquidity

As of September 30, 2025, the Company had cash of $101.9 million and bank debt of $154.3 million, with capacity and availability under its revolving credit facility of $650.0 million and $487.7 million, respectively. Net cash provided by operating activities was $51.3 million for the third quarter of 2025.

Allison added, “We have continued to use our strong cash flow from operations in 2025 to pay down debt, allowing us greater flexibility in our capital allocation strategy. As we expand our market reach and pursue additional acquisition opportunities, we have a strong financial position and sufficient capital to support our growth initiatives. We have established a solid track record in identifying and completing strategic acquisitions that add value to our operations and complement our organic growth. In addition to acquisitions, we also look for ways to deploy capital back into our business and drive greater efficiency in our operations, including investments in technology that support the work of our caregivers.

Looking Ahead

“We are pleased with the favorable trends in our business so far in 2025 and encouraged by our continued momentum. Our strategy of leveraging strong organic growth with the support of recent acquisitions has yielded favorable results and set the stage for sustained success. As we continue to expand our market coverage, the lower costs and overall benefits of home-based care put Addus in a favorable position with state Medicaid programs and our managed care partners. We have a strong competitive advantage with a proven and scalable operating model and the ability to offer the full continuum of home-based care in select markets. We are excited about the opportunities ahead for Addus as we work together to deliver greater value to our shareholders and the patients and communities we serve,” concluded Allison.

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ADUS Announces Third Quarter 2025 Financial Results

November 3, 2025

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, adjusted net income per diluted share and adjusted net service revenue, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, and the gain or loss on the sale of assets. The Company defines adjusted EBITDA as earnings before net interest expense, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, and the gain or loss on the sale of assets. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, and gain or loss on the sale of assets. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, November 4, 2025, at 9:00 a.m. Eastern time. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on November 11, 2025, by dialing (877) 344-7529 (international dial-in number is (412) 317-0088) and entering pass code 1979801.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

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ADUS Announces Third Quarter 2025 Financial Results

November 3, 2025

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2025, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 62,000 patients and consumers through 265 locations across 23 states. For more information, please visit www.addus.com.

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ADUS Announces Third Quarter 2025 Financial Results

November 3, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(amounts and shares in thousands, except per share data)
(Unaudited)

Income Statement Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Net service revenues	$362,301	$289,787	$1,049,452	$857,455
Cost of service revenues	245,586	197,583	711,183	583,916

Gross profit	116,715	92,204	338,269	273,539
	32.2%	31.8%	32.2%	31.9%
General and administrative expenses	79,370	62,805	229,667	187,444
Depreciation and amortization	4,408	3,446	12,264	10,316
Total operating expenses	83,778	66,251	241,931	197,760

Operating income	32,937	25,953	96,338	75,779

Total interest expense, net	2,583	(1,335)	9,041	2,640

Income before income taxes	30,354	27,288	87,297	73,139
Income tax expense	7,506	7,125	21,169	19,067

Net income	$22,848	$20,163	$66,128	$54,072

Net income per diluted share:	$1.24	$1.10	$3.60	$3.17

Weighted average number of common shares outstanding:
Diluted	18,390	18,255	18,365	17,065

Cash Flow Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Net cash provided by operating activities	$51,266	$48,525	$92,744	$106,016
Net cash (used in) investing activities	(22,761)	(1,922)	(22,444)	(124)
Net cash provided by (used in) financing activities	(17,763)	2,944	(67,293)	52,169

Net change in cash	10,742	49,547	3,007	158,061
Cash at the beginning of the period	91,176	173,305	98,911	64,791
Cash at the end of the period	$101,918	$222,852	$101,918	$222,852

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ADUS Announces Third Quarter 2025 Financial Results

November 3, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30
	2025	2024

Assets

Current assets
Cash	$101,918	$222,852
Accounts receivable, net	134,050	96,600
Prepaid expenses and other current assets	24,693	13,362

Total current assets	260,661	332,814

Property and equipment, net	24,444	23,716

Other assets
Goodwill	988,553	663,614
Intangible assets, net	104,401	86,606
Operating lease assets	44,879	44,535
Other long-term assets	-	1,616
Total other assets	1,137,833	796,371

Total assets	$1,422,938	$1,152,901

Liabilities and stockholders' equity

Current liabilities
Accounts payable	$16,677	$27,726
Accrued payroll	74,131	57,982
Accrued expenses	32,942	34,257
Operating lease liabilities - current portion	13,031	11,155
Government stimulus advance	5,784	13,655
Accrued workers compensation	14,233	13,043
Total current liabilities	156,798	157,818

Long-term debt, less current portion, net of debt issuance costs	150,640	-
Long-term lease liability, less current portion	38,814	38,608
Deferred tax liabilities, net	26,476	8,717
Other long-term liabilities	236	124
Total long-term liabilities	216,166	47,449

Total liabilities	372,964	205,267

Total stockholders' equity	1,049,974	947,634

Total liabilities and stockholders' equity	$1,422,938	$1,152,901

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ADUS Announces Third Quarter 2025 Financial Results

November 3, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES
Net Service Revenue by Segment
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net Service Revenues by Segment

Personal Care	$275,770	$215,433	$803,238	$636,253
Hospice	68,891	57,309	192,540	169,202
Home Health	17,640	17,045	53,674	52,000
Total Revenue	$362,301	$289,787	$1,049,452	$857,455

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ADUS Announces Third Quarter 2025 Financial Results

November 3, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Personal Care

States served at period end	-	-	23	21
Locations at period end	-	-	202	153
Average billable census - same store	36,059	36,568	36,019	36,518
Average billable census - acquisitions (1)	14,421	-	14,689	-
Average billable census - divestiture (2)		1,133		1,285
Average billable census total	50,480	37,701	50,708	37,803
Billable hours (in thousands)	10,855	7,776	31,615	23,098
Average billable hours per census per month (1)	72.0	68.7	70.2	67.8
Billable hours per business day	164,474	117,822	162,128	117,849
Revenues per billable hour	$25.40	$27.66	$25.40	$27.49
Organic growth
- Revenue	6.6%	6.8%	7.1%	8.4%

Hospice

Locations served at period end	-	-	39	38
Admissions	3,326	3,105	10,060	9,771
Average daily census	3,889	3,534	3,720	3,457
Average discharge length of stay	89.6	96.3	92.6	92.8
Patient days	357,221	325,160	1,012,045	947,241
Revenue per patient day	$191.66	$176.25	$190.21	$179.43
Organic growth
- Revenue	19.0%	3.5%	13.0%	5.2%
- Average daily census	9.5%	2.1%	7.1%	0.8%

Home Health

Locations served at period end	-	-	24	23
New Admissions	4,577	4,437	13,853	14,257
Recertifications	2,627	3,353	8,442	9,798
Total Volume	7,204	7,790	22,295	24,055
Visits	90,639	104,730	279,924	322,713
Organic growth
- Revenue	(2.8)%	(1.7)%	(2.3)%	(5.4)%
- New admissions	(0.1)%	(5.7)%	(3.9)%	(0.3)%
- Volume	(10.1)%	(3.7)%	(8.2)%	(0.4)%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	50.5%	54.2%	51.1%	53.0%
Managed care organizations	46.2	43.3	45.6	44.3
Private duty	2.5	1.7	2.7	1.8
Commercial	0.7	0.7	0.5	0.7
Other	0.1%	0.1%	0.1%	0.2%

Hospice

Medicare	93.1%	91.5%	92.9%	91.1%
Commercial	3.1	5.0	3.4	5.2
Managed care organizations	3.2	3.2	3.2	3.3
Other	0.6%	0.3%	0.5%	0.4%

Home Health

Medicare	65.9%	70.6%	68.4%	69.6%
Managed care organizations	25.5	24.7	23.4	25.6
State, local and other governmental programs	5.6	-	5.3	-
Commercial	2.7	4.5	2.5	4.2
Other	0.3%	0.2%	0.4%	0.6%

(1) The average billable census and average billable hours per census per month for the three and nine months ended September 30, 2025, were prorated for the date of the acquisition.

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ADUS Announces Third Quarter 2025 Financial Results

November 3, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except per share data)
(Unaudited) (1)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$22,848	$20,163	$66,128	$54,072

Interest expense, net	2,583	(1,335)	9,041	2,640
(Gain) loss on sale of assets	2	(8)	(6)	(13)
Income tax expense	7,506	7,125	21,169	19,067
Depreciation and amortization	4,408	3,446	12,264	10,316
Acquisition expenses	2,012	2,072	7,672	7,647
Stock-based compensation expense	4,286	2,833	11,877	8,307
Restructure and other non-recurring costs	1,500	-	1,500	-
Adjusted EBITDA	$45,145	$34,296	$129,645	$102,036

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$22,848	$20,163	$66,128	$54,072

(Gain) loss on sale of assets	2	(8)	(6)	(13)
Acquisition expenses	2,012	2,072	7,672	7,647
Stock-based compensation expense	4,286	2,833	11,877	8,307
Restructuring and other non-recurring costs	1,500	-	1,500	-
Tax Effect	(1,925)	(1,280)	(5,103)	(4,156)
Adjusted Net Income	$28,723	$23,780	$82,068	$65,857

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)

Net income per diluted share	$1.24	$1.10	$3.60	$3.17

Acquisition expenses per diluted share	0.08	0.08	0.32	0.33
Stock-based compensation expense per diluted share	0.18	0.12	0.50	0.36
Restructuring and other non-recurring costs per diluted share	0.06	-	0.06	-

Adjusted net income per diluted share	$1.56	$1.30	$4.48	$3.86

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$362,301	$289,787	$1,049,452	$857,455

Revenues associated with the closure of certain sites	-	(44)	(13)	(196)

Adjusted net service revenues	$362,301	$289,743	$1,049,439	$857,259

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ADUS Announces Third Quarter 2025 Financial Results

November 3, 2025

(1) We define Adjusted EBITDA as earnings before net interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs and gain or loss on the sale of assets.  Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP).  It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.  Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  We believe that Adjusted EBITDA is useful to investors, management and others in evaluating the Company's operating performance, to provide investors with insight and consistency in the Company's financial reporting and to present a basis for comparison of the Company's business among periods, and to facilitate comparison with results of the Company's peers.  Additionally, we believe that Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of other public companies.  The financial results presented in accordance with U.S GAAP and a reconciliation of this non-GAAP measure included within our Annual Report on Form 10-K should be carefully evaluated.

(2) We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, restructuring and other non-recurring costs and gain on the sale of assets.   Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3) We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense, restructuring and other non-recurring costs and  gain or loss on the sale of assets.  Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4) We define Adjusted net service revenues as revenue adjusted for the closure of certain sites.  Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP).  It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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